UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 31, 2017

Intermolecular, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(408) 582-5700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 31, 2017, the Compensation Committee of the Board of Directors of Intermolecular, Inc. (the “Company”) approved increases in the annual base salaries of Christian F. Kramer, President and Chief Executive Officer, and Bill Roeschlein, Chief Financial Officer, with such changes to be effective as of January 1, 2018 subject to the satisfaction of certain conditions related to the Company’s financial performance.

The annual base salaries for Mr. Kramer and Mr. Roeschlein for 2018, assuming satisfaction of the specified financial performance conditions, are set forth below:

Name	Title	2018 Base Salary
Christian F. Kramer	President and Chief Executive Officer	$446,250
Bill Roeschlein	Chief Financial Officer	$283,500

The Company will provide additional information regarding the compensation paid to the named executive officers for fiscal year 2017 in its definitive proxy statement for the 2017 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission in the second quarter of 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: November 02, 2017	By:	/s/ Bill Roeschlein
Bill Roeschlein
Chief Financial Officer